Exhibit 99.2
UNITED STATES ENVIRONMENTAL PROTECTION AGENCY

REGION II OFFICE OF REGIONAL COUNSEL, 17th FLOOR 290 BROADWAY NEW YORK, NEW YORK 10007-1866

JAN 16 2008
PROMPT REPLY NECESSARY
CERTIFIED MAIL: RETURN RECEIPT REQUESTED
Elizabeth Hurst
Tronox LLC
Legal Department
P.O. Box 268859
Oklahoma City, OK 73126-8859
RE:	Federal Creosote Superfund Site, Manville, Somerset County, NJ Request for Information Pursuant to 42 U.S.C. §§ 9601, et seq.
Dear Ms. Hurst:
This letter seeks your cooperation in providing information and documents relating to the contamination at the Federal Creosote Superfund Site, Manville, Somerset County, New Jersey (“the Site”). We encourage you to give this matter your immediate attention. We request that you provide a complete and truthful response to the attached Request for Information within 14 calendar days of your receipt of this letter.
The United States Environmental Protection Agency (“EPA”) is investigating the release or threat of release of hazardous substances, pollutants or contaminants at the Site pursuant to our authorities under the federal “Superfund” law, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. §§ 9601 et seq. EPA is seeking to obtain information concerning the generation, storage, treatment, transportation, and disposal methods of these substances into the environment and to identify activities, materials and parties that contributed to the contamination at the Site. EPA believes that you might possess information which may assist the Agency in its investigation of the Site.
The Site, which is situated in a residential subdivision and adjacent commercial property, was formerly a creosote plant. In the early 1960’s, 35 acres of the Site were developed into residential housing and the remaining 15 acres were developed into a commercial property.
Under Section 104(e)(2) of CERCLA, 42 U.S.C. Section 9604(e)(2), EPA has broad information gathering authority. This authority allows EPA to require persons to provide information and/or documents relating to the materials which have been or are generated, treated, stored or disposed of at or transported to a facility, and into the nature or extent of a release of a hazardous substance or pollutant or contaminant at or from a facility. EPA may also gather information about the ability of a person to pay for a cleanup.
While EPA seeks your cooperation in this investigation, compliance with this Request for Information is required by law. In preparing your response to this Request for Information, please follow the instructions provided in Attachment A. When you have prepared your response to the Request for Information, contained in Attachment B, please sign and have notarized the enclosed “Certification of Answers to Request for Information,” and return that Certification to EPA along with your response. Please note that false, fictitious or fraudulent statements or representations may subject you to civil or criminal penalties under federal law. In addition, Section 104 of CERCLA, 42 U.S.C. Section 9604, authorizes EPA to pursue penalties for failure to comply or for failure to respond adequately to the Request for Information.
Some of the information EPA is requesting may be considered by you to be confidential. Please be aware that you may not withhold from EPA the information upon that basis. If you wish EPA to treat the information confidentially, you must advise EPA of that fact by following the procedures described in the Instructions Section in Attachment A, including the requirement for supporting your claim for confidentiality. In addition, if you are withholding any documents on the basis of attorney-client privilege, attorney work product and/or any other basis, please list those documents along with a brief description of the document(s) withheld and the basis for the withholding.
If you know of other parties who may have information that may assist EPA in its investigation of the Site or may be responsible for the contamination at the Site, that information should be submitted within the time frame noted above. Please note that if after submitting your response you obtain additional or different information concerning the matters addressed by our Request for Information, you must immediately turn over the additional or different information to EPA. This Request for Information is not subject to the approval requirements of the Paperwork Reduction Act of 1980, 44 U.S.C. § 3501 et seq.
Your response to this Request for Information should be postmarked or received by EPA within 14 days of your receipt of this letter. Your response should be mailed to:
Mr. Rich Puvogel, Remedial Project Manager
U.S. Environmental Protection Agency, Region 2
290 Broadway, 19th Floor
New York, NY 10007
A copy of your reply should be sent to:
Ms. Elizabeth La Blanc, Assistant Regional Counsel
Office of Regional Counsel
U.S. Environmental Protection Agency, Region 2
290 Broadway, 17th Floor
New York, New York 10007-1866

If you have any questions regarding this Request for Information, or would like to discuss this matter with EPA, please contact Ms. La Blanc at (212) 637-3106.
We appreciate and look forward to your prompt response to this information request.
Sincerely yours,

/s/ Raymond J. Basso
Raymond J. Basso, Strategic Integration Manager
Emergency and Remedial Response Division

cc:	Samuel Boxerman Sidley Austin LLP 1501 K Street, NW Washington, DC 20005
Enclosures

ATTACHMENT A
INSTRUCTIONS FOR RESPONDING TO REQUEST FOR INFORMATION
A. Directions
1.	In answering these questions, every source of information to which you have access should be consulted, regardless of whether the source is in your immediate possession or control. All documents or other information, including records of all types of manufacturing, treatment, transportation or disposal operations, in your possession or in the possession of your Company should be consulted.
2.	A complete and separate response should be given for each question and subpart. Provide all documents that relate to each question. For each question, if information or documents responsive to this request are not in your possession, custody or control, please identify the person(s) from whom such information may be obtained.
3.	Identify each answer with the number of the question and the subpart to which it responds. For each document produced in response to this Request for Information, indicate on the document, or in some other reasonable manner, the question to which it applies.
4.	Provide responses to the best of your ability, even if the information sought was never put in writing or if the written documents are no longer available. Consult with all present and past employees and agents of your Company, including those who are employees of Tronox Incorporated, Tronox Chemical Worldwide LLC and those that were employees of Kerr-McGee Chemical Worldwide LLC and Kerr-McGee Oil & Gas Corporation or any company affiliated with these entities whom you have reason to believe may be familiar with the matter to which the question pertains.
5.	In answering each question, identify each individual and any other source of information (including documents) that were consulted in the preparation of the response to the question.
6.	If you have reason to believe that an individual other than one employed by your Company may be able to provide additional details or documentation in response to any question, state that person’s name, last known address, phone number and the reasons for your belief.
7.	If a document is requested but not available, state the reason for its unavailability. To the best of your ability, identify the document by author, date, subject matter, number of pages and all recipients of the documents with their addresses.
8.	If anything is omitted from a document produced in response to the Request for Information, state the reason for, and the subject matter of, the omission.

9.	If you are unable to give a detailed and complete answer, or to provide any of the information or documents requested, indicate the reason for your inability to do so.
10.	Sign and notarize the Certification of Answers where indicated.
11.	In addition, if you are withholding any documents on the basis of attorney-client privilege, attorney work product and/or any other basis, please list those documents along with a brief description of the document(s) withheld and the basis for the withholding.
12.	Confidential Information The information requested herein must be provided even though you may contend that it includes confidential information or trade secrets. You may assert a confidentiality claim covering part or all of the information requested, pursuant to Sections 104(e)(7)(E) and (F) of CERCLA, 42 U.S.C. §§ 9604(e)(7)(E) and (F), Section 3007(b) of RCRA, 42 U.S.C. §6927(b), and 40 CFR §2.203(b).
If you make a claim of confidentiality for any of the information yon submit to EPA, you must prove that claim. For each document or response you claim confidential, you must separately address the following points:
A.	the portions of the information alleged to be entitled to confidential treatment;

B.	the period of time for which confidential treatment is desired (e.g., until a certain date, until the occurrence of a specific event, or permanently);

C.	measures taken by you to guard against the undesired disclosure of the information to others;

D.	the extent to which the information has been disclosed to others, and the precautions taken in connection therewith;

E.	pertinent confidentiality determinations, if any, by EPA or other federal agencies, and a copy of any such determinations or reference to them, if available; and

F.	whether you assert that disclosure of the information would likely result in substantial harmful effects on your business’ competitive position, and if so, what those harmful effects would be, why they should be viewed as substantial, and an explanation of the causal relationship between disclosure and such harmful effects.
To make a confidentiality claim, please stamp, or type “confidential” on all confidential responses and any related confidential documents. Confidential portions of otherwise non-confidential documents should be clearly identified. You should indicate a date, if any, after which the information need no longer be treated as confidential. Please submit your response so that all non-confidential information, including any redacted versions of documents, is in one envelope and all materials for which you desire confidential treatment are in another envelope.

All confidentiality claims are subject to EPA verification. It is important that you satisfactorily show that you have taken reasonable measures to protect the confidentiality of the information and that you intend to continue to do so, and that it is not and has not been obtainable by legitimate means without your consent. Information covered by such claim will be disclosed by EPA only to the extent permitted by CERCLA Section 104(e). If no such claim accompanies the information when it is received by EPA, then it may be made available to the public by EPA without further notice to you.
B. Definitions
1.	The term “you” shall mean the addressee of this Request for Information, the addressee’s officers, managers, employees, contractors, trustees, partners, successors, assigns or agents.
2.	As used herein, the terms “Company,” “Companies” or “your Companies” includes Kerr-McGee Corporation, Kerr-McGee Chemical Worldwide LLC, Kerr-McGee Chemical LLC, Kerr-McGee Oil & Gas Corporation, Anadarko Petroleum Corporation, Tronox Incorporated, Tronox Chemical Worldwide LLC, King Holdco, Inc., Kerr-McGee Holdco, Inc., Kerr-McGee Merger Sub, Inc., Kerr-McGee Operating Corporation, Kerr-McGee Holdco, Inc., KM Intermediary Corporation and refers not only to the Companies as they are currently named and constituted, but also to all predecessors or successors in interest and all parents, subsidiaries, divisions, affiliates and branches of the Companies and all of their predecessors or successors in interest. The term “Companies” includes is not limited to corporations. If you had transactions with any of the businesses located at the Site as an individual, rather than the representative of one of the Companies, please answer the questions in your individual capacity.
3.	The term “Site” shall mean the Federal Creosote Superfund Site located in Manville, Somerset County, New Jersey.
4.	The terms “facility”, “hazardous substance”, and “person”, shall have the meanings set forth in Section 101(9), (14), and (21) of CERCLA, 42 U.S.C. §9601(9), (14), and (21) respectively.
5.	The terms “hazardous waste”, “disposal” and “storage” shall have the meanings contained in Sections 1004(5), (3) and (33) of Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Sections 6903(5), (3) and (33), respectively.
6.	The term “pollutant or contaminant” shall have the same definition as that contained in Section 101(33) of CERCLA and includes any mixtures of such pollutants or contaminants with any other substances.

7.	The term “identify” means, with respect to a natural person, to set forth the person’s name, present or last known employer, business address and business telephone number, present or last known home address and home telephone number, and present or last known job title, occupation, position or business. With respect to a corporation, partnership, business trust or other association or business entity (including a sole proprietorship) the term “identify” means to provide its full name, address, and affiliation with the individual and/or Company to whom this request is addressed.
8.	The term “document” and “documents” shall include any written, recorded, computer generated (including but not limited to emails and any other electronically generated information), or visually or aurally reproduced material of any kind in any medium in the Company’s possession, custody or control or known by you or the Company to exist, including originals and all non-identical copies.
9.	The term “arrangement” shall include every separate contract or other agreement between two or more persons, whether written or oral.
10.	The term “material” or “materials” shall include any and all objects, goods, substances, or matter of any kind, including, but not limited to, wastes.
11.	The term “release” shall have the same definition as that contained in Section 101(22) of CERCLA, 42 U.S.C. Section 9601(22), and includes any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and other closed receptacles containing any hazardous substance or pollutant or contaminant.
12.	All terms not defined herein shall have their ordinary meaning, unless such terms are defined in CERCLA or RCRA, in which case the statutory definitions shall apply.

ATTACHMENT B
REQUEST FOR INFORMATION
1.	Provide any and all solvency and/or fairness opinions, and any supporting documents thereto, issued by third parties in connection with Kerr-McGee Corporation’s (“Kerr-McGee”) and/or Anadarko Petroleum Corporation (“Anadarko”) spin-off (including any related financing) of Tronox Incorporated (“Tronox”), Tronox Chemical Worldwide LLC (“Tronox LLC”) and/or Kerr-McGee Chemical Worldwide LLC (“Kerr-McGee Chemical”) on or about March 31, 2006.

2.	State the reasons for the spin-off outlined in question 1. List all persons with knowledge of the reasons for the spin-off including all persons involved in advising Kerr-McGee, Anadarko and/or any other Company. Provide any documents which relate to, discuss or analyze the spin-off. List all persons from Kerr-McGee Chemical, Tronox and/or Tronox LLC, and/or any other Company, involved in the decision to spin-off Tronox and Tronox LLC. Provide the names of any persons or entities advising Kerr-McGee Chemical, Tronox or Tronox LLC, and/or any other Company, with regard to the spin-off. Provide all documents generated by Kerr-McGee, Kerr-McGee Chemical, Tronox, Tronox LLC and/or any other Company, which explain or discuss the business purpose of the spin-off of Tronox and Tronox LLC.

3.	Provide any and all appraisals and/or valuations of Tronox, Tronox LLC, Anadarko and/or Kerr-McGee Chemical and/or any other Company, and their subsidiaries prepared internally or by third parties, including, but not limited to, confidential information, memoranda, presentations, proposals, purchase offers, term sheets, correspondence, etc. from January 1, 1998 through March 31, 2006.

4.	Provide any and all business plans, projections and budgets for Kerr-McGee Chemical and/or Tronox and its subsidiaries, including Tronox LLC, and any and all business plans, projections and budgets for Kerr-McGee and Kerr-McGee Chemical and its subsidiaries and/or any other Company, prepared between January 1, 1998 and March 31, 2006.

5.	Provide any and all documents, including, but not limited to term sheets and offer letters, related to any offer to purchase Kerr-McGee Chemical, Tronox, Tronox LLC and/or its subsidiaries between January 1, 2003 and March 31, 2006. Identify all persons involved in a possible purchase of Kerr-McGee Chemical, Tronox, Tronox LLC or any other related affiliate by Apollo Management, any other equity firm, or any other potential purchaser. Provide all documents, including but not limited to draft documents and correspondence both electronic and written related to any proposed sale.

6.	Identify the investment bank(s) hired by Kerr-McGee and/or any other Company, to consider and evaluate the sale of its chemical business(es). Identify all consultants and advisors involved in this decision, including but not limited to in-house and outside counsel, investment banks, accountants, engineers, economists, or other consultants.

7.	Provide any and all relevant market studies and/or documents discussing the business environment, including, but not limited to, market studies, competitive analyses, and/or industry research, for Tronox, Tronox LLC, and its subsidiaries, Anadarko, Kerr-McGee, Kerr-McGee Chemical and/or any other Company, prepared internally or by third parties between January 1, 2003 and March 31, 2006.

8.	Provide any financial and/or environmental analyses performed either internally or by third parties in connection with Kerr-McGee’s, Kerr-McGee Chemical’s, Anadarko’s, Tronox LLC’s, Tronox’s and/or any other Companies’, environmental reserves, including but not limited to, remediation cost projections, analyses of environmental liabilities, and calculations of the environmental reserves for financial reporting or other purposes, between January 1 , 2003 and March 31, 2006.

9.	Provide any and all Board of Director meeting minutes discussing the sale or spin-off of Kerr-McGee Chemical, Tronox, Tronox LLC and/or any other Company, between January 1, 1998 and March 31, 2006.
10.	Provide any and all documents discussing or relating to the organizational restructuring of Kerr-McGee and/or Kerr-McGee Chemical which took place between January 1, 1998 and March 31, 2006, including, but not limited to, Board of Director meeting minutes for Kerr-McGee and Kerr-McGee Chemical, business plans, draft business plans, business development positions, projections, appraisals and/or valuations of assets and liabilities, confidential information memoranda, accounting statements, financial opinions or analyses performed internally or by third parties, and correspondence, both written and electronic.
11.	Provide any and all documents discussing or relating to the liabilities, including, but not limited to, environmental liabilities of Kerr-McGee Chemical and/or its subsidiaries, including Cimarron Corporation, Kerr-McGee of Canada Northwest, LTD, P&P Land Company, Transworld Drilling Company, Kerr-McGee Australia Exploration and Production PTY LTD, Kerr-McGee Refining Corporation, Southwestern Refining Company, Inc., Triangle Refineries, Inc., Kerr-McGee Chemicals Resources Corporation, Triple S, Inc., Kerr-McGee Environmental Management Corporation, Basic Management, Inc., Brewster Phosphates, and Kerr-McGee Holdings, Inc., from January 1, 1998 to March 31, 2006.

12.	Provide any and all documents, including but not limited to, drafts, memoranda, correspondence both written and electronic, and Board of Director meeting minutes relating to the Assignment, Assumption and Indemnity Agreement between Kerr-McGee Chemical and Kerr-McGee Oil & Gas Corporation, dated December 31, 2002.

13.	Provide a list of all assets, both tangible and intangible, owned by Kerr-McGee Chemical and its subsidiaries, prior to the creation of Tronox and its subsidiaries, beginning on January 1, 1998. State which of these assets was sold or otherwise conveyed to Tronox,

Tronox LLC and its subsidiaries as a part of the spin-off of Tronox. If an asset formerly owned by Kerr-McGee Chemical and/or one of its subsidiaries was not conveyed to Tronox or one of its subsidiaries, explain the disposition of the asset, including the date of disposition, the identity of the entity receiving such asset, and consideration paid for the asset.

14.	Provide a list of all pension funds, medical or life insurance funds, or any other employee benefit funds transferred to Kerr-McGee Chemical and its subsidiaries, or Tronox and its subsidiaries between January 1, 1998 and March 31, 2006. State the company that held the fund prior to the spin-off of Tronox, and provide any documents showing the value of the fund and the estimated amount to be paid to pension holders by Tronox and its subsidiaries.

15.	Provide any and all documents, including, but not limited to, correspondence both electonic and written, memoranda, Board of Director meeting minutes, or financial analyses that discuss or refer to the Federal Creosote Superfund Site in Manville, New Jersey since January 1, 1998.

16.	State the name of the corporation, company or business entity, and/or its subsidiaries, that held the liabilities for each Project, Site or Facility named on Schedule 2.5(a) of the November 28, 2005 Master Separation Agreement entitled “Tronox Incorporated Projects with Environmental Reserves,” on January 1, 1998. Include, at a minimum, the following Projects, Sites and Facilities:
West Chicago:
Kress Creek
KMEMC — Rare Earths Facility
Residential Areas
Sewage Treatment Plant
Reed-Keppler Park
Chicago Thorium:
247 E. Ohio
Grand Pier Center
Chicago Dock
Lakeshore East (Golf Course)
Teachers Retirement Site
Streeterville Area
Lindsey Light I
Oklahoma Refineries:
Cushing Refinery
Cleveland Refinery
Henderson Facility:
Henderson Water

Henderson Perchlorate Solids
Henderson Process Ponds
Henderson ECA
Uranium & Nuclear:
Lakeview, OR
Ambrosia Lake, NM
Cimarron, OK
Riley Pass, SD
Churchrock, NM
Wood Treating Sites:
Milwaukee, WI
Sauget, IL
Hattiesburg, MS
Texarkana, TX
Rome, NY
Columbus, MS
Toledo, OH
Beaumont,TX
Springfield, MO
Indianapolis, IN
Mt. Vernon, IL
Bossier City, LA
Madison, IL
Avoca, PA
Kansas City, MO
Wilmington, NC
Brunswick, GA
Meridian, MS
North Haven, CT
Slidell, LA
Manville, NJ
Gas Plants:
Calhoun & Dubach
Calhoun Gas Plant
Dubach Gas Plant
Soda Springs Facility, ID
Hamilton Facility, MS:
Hamilton Manganese
Hamilton RCRA

Savanah Environmental Facility, GA
Petroleum Terminals:
KMRC Terminals
Birmingham, AL
Birmingport, AL
CC No. 1 Terminal, TX SWRC
CC Landfarm, TX SWRC
Anniston, AL
LaGrange, MO
Port Chester, NY
Clermont, IN
McFarland, WI
St. Louis, MO
Mobile, AL
Nashville, TM
Jacksonville, FL
Refining:
Cotton Valley Refinery, LA
CC No. 2 Terminal, TX SWRC
Miscellaneous Sites listed on Page 3 of Schedule 2.5(a) of the November 28, 2005 Master Separation Agreement entitled “Tronox Incorporated Projects with Environmental Reserves”
Jericho, SC
Cottondale, FL
Jacksonville (Ag-Chem), FL
Hanover, MA
Double Eagle Refinery, OKC,OK
Technical Center, OKC, OK
Searles Valley, CA
Picketville, FL
17.	Identify by name and location the Projects, Sites and Facilities which comprise “Service Stations” listed on Page 2 of Schedule 2.5(a) of the November 28, 2005 Master Separation Agreement entitled “Tronox Incorporated Projects with Environmental Reserves,” and state which Company or Subsidiary held the liability for each on January 1, 1998.
18.	Identify by name and location, the Projects, Sites and Facilities which comprise “Triple S” listed on Page 2 of Schedule 2.5(a) of the November 28, 2005 Master Separation Agreement entitled “Tronox Incorporated Projects with Environmental Reserves,” and state which Company or Subsidiary held the liability on January 1, 1998.

19.	Identify by name and location the Projects, Sites and Facilities which comprise “Refining Sale/Transition” listed on Page 3 of Schedule 2.5(a) of the November 28, 2005 Master Separation Agreement entitled “Tronox Incorporated Projects with Environmental Reserves,” and state which Company or Subsidiary held the liability on January 1, 1998.

20.	If the liabilities for any of the Projects, Sites or Facilities listed in Questions 16, 17, 18, or 19 were transferred between January 1, 1998, and October 31, 2005, please provide the date that the transfer occurred, the Company or Subsidiary from which the liability was transferred, and to whom the liability was transferred. List any other liabilities transferred between October 31, 2005 and March 31, 2006 between these entities.

21.	Explain in detail why a reserve credit in the amount of $18,040.67 for the Federal Creosote Superfund Site in Manville, NJ, was assigned in Schedule 2.5(a) of the November 28, 2005 Master Separation Agreement entitled “Tronox Incorporated Projects with Environmental Reserves.” Provide all documents and analyses done to support this amount.

22.	State the names, titles and affiliations of all persons involved in drafting Schedule 2.5(a) of the November 28, 2005 Master Separation Agreement, both currently and at the time of execution of said Master Separation Agreement. State the method for allocating any assets and liabilities among and between Kerr-McGee Chemical, Kerr-McGee Oil & Gas Corporation, and Kerr-McGee. State the names, titles and affiliations of all persons or companies advising Kerr-McGee Chemical, Kerr-McGee. Oil & Gas Corporation, and Kerr-McGee and/or any other Company, on the allocation of these assets and liabilities. Provide all documents and analyses relating to the assignment or calculation of these assets and liabilities.

23.	Identify how the value for each liability identified in Schedule 2.5(a) was calculated. Include the name(s) of every individual or company involved in the valuation, and provide all documents or analyses relating to such valuation.

24.	Describe in detail the restructuring of Kerr-McGee and Kerr-McGee Chemical in 2001 and 2002, including, but not limited to, transactions involving King Holdco, Inc., Kerr-McGee Holdco, Inc., Kerr-McGee Merger Sub, Inc., Kerr-McGee Operating Corporation, Kerr-McGee, Kerr-McGee Worldwide Corporation, KM Intermediary Corporation, Kerr-McGee Chemical.

25.	State the reason(s) for the restructuring described in Question 24. List all persons with knowledge of the reason(s) for the restructuring, including but not limited to employees, consultants, and internal or third party analysts. Provide all documents and analyses related to the restructuring.

26.	Provide all documents generated in connection with Kerr-McGee’s receipt of EPA’s April 8, 2005 demand letter sent to Kerr-McGee and Kerr-McGee Chemical in connection with the Federal Creosote Superfund Site in Manville, New Jersey, including but not limited to, all communications to, from, or with any current or former officers or directors of Kerr-McGee. Do not include documents exchanged between EPA and Tronox in the Confidential Mediation concerning the Federal Creosote Superfund Site.

27.	Provide the amount expended, as of January 15, 2008, from the $100,000,000 reimbursement pledged by “Parent Group” in Section 2.5, entitled Reimbursement of Certain Environmental Remediation Costs, of the Master Separation Agreement dated November 28, 2005. Provide the amount remaining from the above $100,000,000 as of January 15, 2008.

28.	Provide all documents and information responsive to Questions 3-12 of EPA’s October 6, 1998 Request for Information, which is attached and entitled Attachment C, submitted to Kerr-McGee and Kerr-McGee Chemical which were not previously provided to EPA in Kerr-McGee and Kerr-McGee Chemical’s November 10, 1998 response, or which have been received by the Company after that date.

CERTIFICATION OF ANSWERS TO REQUEST FOR INFORMATION
State of                                             :
County of                                         :
I certify under penalty of law that I have personally examined and am familiar with the information submitted in this document (response to EPA Request for Information) and all documents submitted herewith, and that based on my inquiry of those individuals immediately responsible for obtaining the information, I believe that the submitted information is true, accurate, and complete, and that all documents submitted herewith are complete and authentic unless otherwise indicated. I am aware that there are significant penalties for submitting false information, including the possibility of fine and imprisonment. I am also aware that my Company is under a continuing obligation to supplement its response to EPA’s Request for Information if any additional information relevant to the matters addressed in EPA’s Request for Information or the Company’s response thereto should become known or available to the Company.

NAME (print or type)

TITLE (print or type)

SIGNATURE

Sworn to before me this            day of                      20

Notary Public Signature

UNITED STATES ENVIRONMENTAL PROTECTION AGENCY REGION 2 290 BROADWAY NEW YORK, NY 10007-1866
CERTIFIED MAIL—
RETURN RFCEIPT REQUESTED
Kerr-McGee Corporation
Kerr-McGee Chemical Corporation
Oklahoma City, Oklahoma 73125
attn: Law Department/Environmental Remediation
Re:	Request for Information Pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq., for the Federal Creosote Superfund Site, located in Manville, New Jersey
Dear Sirs:
This letter seeks your cooperation in providing information and documents relating to the Federal Creosote Superfund Site (as defined below, “Site”), located in Manville, New Jersey. We encourage you to give this letter your immediate attention and request that you provide a complete and truthful response to the enclosed Request for Information within 30 days from the date of your receipt of this letter.
The U.S. Environmental Protection Agency (“EPA”) has conducted investigatory actions pursuant to our authorities under the federal “Superfund” law (the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. Sections 9601-9675) concerning the release and threat of release of hazardous substances at the Site. Further investigatory, and cleanup, actions are necessary to address contamination at the Site.
Under Section 104(e) of CERCLA, 42 U.S.C. Section 9604(e), EPA has broad information-gathering authority which allows EPA to require persons to provide information and/or documents relating to the materials generated, treated, stored or disposed of at or transported to a facility, the nature or extent of a release or threatened release of a hazardous substance, pollutant or contaminant at or from such a facility, as well as the ability of a person to pay for or perform a cleanup.
Recycled/Recyclable • Printed with Vegetable Oil Based links on 100% Recycled Paper (40% Postconsumer)

While EPA seeks your cooperation in this investigation, your compliance with the Request for Information is required by law. When you have prepared your response to the Request for Information, please sign and have notarized the enclosed “Certification of Answers to Request for Information,” and return that Certification to EPA along with your response. Please note that false, fictitious or fraudulent statements or representations may subject you to civil or criminal penalties under federal law. In addition, Section 104 of CERCLA, 42 U.S.C. Section 9604, authorizes EPA to pursue penalties for failure to comply with requests for information.
Some of the information EPA is requesting may be considered by you to be confidential. Please be aware that you may not withhold information on that basis. If you wish EPA to treat all or part of the information confidentially, you must advise EPA of that fact by following the procedures described in the Instructions included in the enclosed Request for Information, including the requirement of supporting your claim of confidentiality.
If you have information about other parties who may have information which may assist EPA in its investigation of the Site or who may be responsible for the contamination at the Site, that information should be submitted to EPA within the time frame noted above.
Please note that if after submitting your response you obtain additional or different information concerning the matters addressed by our information request, it is necessary that you promptly notify EPA.
This Request for Information is not subject to the approval requirements of the Paperwork Reduction Act of 1980, 44 U.S.C. Sections 3501-3520.
Your response to this Request for Information should be mailed to:
Marc Seidenberg
Assistant Regional Counsel
Office of Regional Counsel
U.S. Environmental Protection Agency, Region II
290 Broadway, 17th Floor
New York, NY 10007-1866

with a copy to:
James Haklar, On-Scene Coordinator
Removal Action Branch
U.S. Environmental Protection Agency, Region II
2890 Woodbridge Ave.
Edison, NJ 08837-3679
If you have any questions regarding the Request for Information, or would like to discuss this matter with EPA, you may call Mr. Haklar at (732) 321-6730 or have your attorney call Mr. Seidenberg at (212) 637-3150.
We appreciate and look forward to your prompt response to this Request for Information.
Sincerely yours,

/s/ Richard L. Caspe
Richard L. Caspe, Director Emergency and Remedial Response Division
Enclosure

Page 1 of Enclosure to Letter from Richard L. caspe
INSTRUCTIONS FOR RESPONDING TO REQUEST FOR INFORMATION
A. Directions
1.	A complete and separate response should be given for each question.

2.	Identify each answer with the number of the question to which it is addressed.

3.	For each document produced in response to this Request for Information, indicate on the document, or in some other reasonable manner, the question to which it applies.

4.	In preparing your response to each question, consult with all present and former employees and agents of your Company whom you have reason to believe may be familiar with the matter to which the question pertains.

5.	In answering each question, identify each individual and any other source of information (including documents) that was consulted in the preparation of the response to the question.

6.	If you are unable to give a detailed and complete answer, or to provide any of the information or documents requested, indicate the reason for your inability to do so.

7.	If you have reason to believe that an individual other than one employed by your Company may be able to provide additional details or documentation in response to any question, state that person’s name, last known address, phone number, and the reasons for your belief.

8.	If a document is requested but not available, state the reason for its unavailability. To the best of your ability, identify the document by author, date, subject matter, number of pages, and all recipients of the document with their addresses.

9.	If anything is omitted from a document produced in response to this Request for Information, state the reason for, and the subject matter of, the omission.

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10.	If you cannot provide a precise answer to a question, please approximate but, in any such instance, state the reason for your inability to be more specific.

11.	Confidential Information. The information requested herein must be provided even though you may contend that it includes confidential business information or trade secrets. You may assert a confidentiality claim covering part or all of the information requested, pursuant to Section 104(e)(7) of CERCLA, 42 U.S.C. Section 9604(e)(7), and 40 C.F.R. Section 2.203(b).

If you make a claim of confidentiality for any of the information you submit to EPA, you must prove that claim. For each document or response you claim to be confidential, you must separately address the following points:
a.	the portions of the information which are alleged to be entitled to confidential treatment;

b.	the period of time for which confidential treatment is desired (e.g., until a certain date, until the occurrence of a specific event, or permanently);

c.	measures taken by you to guard against the undesired disclosure of the information to others;

d.	the extent to which the information has been disclosed to others, and the precautions taken in connection therewith;

e.	pertinent confidentiality determinations, if any, by EPA or other federal agencies, and a copy of any such determinations or reference to them, if available; and

f.	whether you assert that disclosure of the information would likely result in substantial harmful effects on your business’ competitive position, and if so, what those harmful effects would be, why they should be viewed as substantial, and an explanation of the causal relationship between disclosure and such harmful effects.
To make a confidentiality claim, please stamp, or type, “confidential” on all confidential responses and any related

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confidential documents. Confidential portions of otherwise non-confidential documents should be clearly identified. Please submit your response so that all non-confidential information, including any redacted, versions of documents, are in one envelope and all materials for which you desire confidential treatment are in another envelope.

All confidentiality claims are subject to EPA verification. It is important that you satisfactorily show that you have taken reasonable measures to protect the confidentiality of the information and that you intend to continue to do so, and that it is not and has not been obtainable by legitimate means without your consent. Information covered by such claim will be disclosed by EPA only to the extent permitted by Section 104(e) of CERCLA, 42 U.S.C. Section 9604(e), and 40 C.F.R. Part 2, Subpart B. If no such claim accompanies the information when it is received by EPA, then it may be made available to the public by EPA without further notice to you.
B. Definitions
1.	As used herein, the term “hazardous substance” shall have the meaning set forth in Section 101(14) of CERCLA, 42 U.S.C. Section 9601(14). The substances which have been designated as hazardous substances pursuant to Section 102 (a) of CERCLA are set forth at 40 C.F.R. Part 302. “Hazardous substance” shall also mean such substances referred to in the preceding statutory references, by whatever names the substances were known, prior to their designation as hazardous substances in 1980.

2.	As used herein, the terms “disposal”, “hazardous waste”, and “storage” shall have the meaning set forth in Sections 1004(3), (5), and (33) of the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Sections 6903(3), (5), and (33), respectively.

3.	The term “you” shall mean the addressee of this Request for Information, the addressee’s officers, managers, employees, contractors, trustees, partners, successors, assigns or agents.

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4.	As used herein, the terms “the Company” or “your Company” refer not only to Kerr-McGee Corporation and Kerr-McGee Chemical Corporation, but also to all predecessors in interest, successors, subsidiaries, divisions and branches of these two entities.
5.	The term “Union Camp” refers to Union Camp Corporation, its predecessors in interest, including Union Bag-Camp Paper Corporation, and its successors, subsidiaries, divisions and branches.
6.	The terms “and” as well as “or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of these questions information which might otherwise be construed to be outside of their scope.
7.	As used herein, the term “industrial waste” shall mean any solid, liquid or sludge or any mixture thereof which possesses any of the following characteristics:
a.	it contains one or more hazardous substances (at any concentration) as defined in 42 U.S.C. Section 9601(14);

b.	it is a “hazardous waste” as defined in 42 U.S.C. Section 6903(5);

c.	it has a pH less than 2.0 or greater than 12.5;

d.	it reacts violently when mixed with water;

e.	it generates toxic gases when mixed with water;

f.	it easily ignites or explodes;

g.	it is an industrial waste product;

h.	it is an industrial treatment plant sludge or supernatant;

i.	it is an industrial byproduct having some market value;

j.	it is coolant water or blowdown waste from a coolant system;

k.	it is a spent product which could be reused after rehabilitation; or

l.	it is any material which you have reason to believe would be toxic if either ingested, inhaled or placed in contact with your skin.
8.	The term “pollutant or contaminant” shall have the same definition as that contained in Section 101(33) of CERCLA, 42 U.S.C. Section 9601 (33), and includes any mixtures of such pollutants or contaminants with any other substances.

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Petroleum products mixed with pollutants and contaminants are also included in this definition.

9.	The term “release” has the same definition as that contained in Section 101 (22) of CERCLA, 42 U.S.C. Section 9601 (22), and includes any spilling, leaking, pumping, pouring, emitting, emptying, disposing into the environment, including the abandonment or discarding of barrels, containers and other closed receptacles containing any hazardous substance or pollutant or contaminant.

10.	The terms “document” and “documents” shall mean any object that records, stores, or presents information, and includes writings of any kind, formal or informal, whether or not wholly or partially in handwriting, including, but not limited to, any invoice, manifest, bill of lading, receipt, endorsement, check, bank draft, canceled check, deposit slip, withdrawal slip, order, correspondence, record book, minutes, memorandum of telephone and other conversations, including meetings, agreements and the like, diary, calendar, desk pad, scrapbook, notebook, bulletin, circular, form, pamphlet, statement, journal, postcard, letter, telegram, telex, report, notice, message, analysis, comparison, graph, chart, interoffice or intra office communications, photostat or other copy of any documents, microfilm or other film record, any photograph, sound recording or any type of device, any punch card, disk or tape or other type of memory generally associated with computers and data processing (together with the programming instructions necessary to use such computer memory); and (a) every copy of each document which is not an exact duplicate of a document which is produced, (b) every copy which has any writing, figure or notation, annotation or the like on it, (c) drafts, (d) attachments to or enclosure with any document, and (e) every document referred to in any other document.
11.	Words in the masculine shall be construed in the feminine, and vice versa, and words in the singular shall be construed in the plural, and vice versa, where appropriate in the context of a particular question.
12.	The term “Site” shall mean the Federal Creosote Superfund Site situated on Blocks 310, 314, 315, 316, 317 and 318 in the Borough of Manville, New Jersey. See attached Exhibit A.

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13.	The term “identify” means, with respect to a natural person, to set forth the person’s name, present or last known employer and business address and business telephone number, present or last known home address and home telephone number, and present or last known job title, occupation, position or business.
14.	The term “identify” means, with respect to a corporation, partnership, business trust or other association or business entity (including a sole proprietorship), to set forth its full name, address, legal form (e.g. corporation, partnership, etc.), and a brief description of its business.
15.	The term “identify” means, with respect to a document, to provide its customary business description, its date, its number if any (invoice or purchase order number), the identity of the author, addressor, addressee and/or recipient, and the substance or the subject matter. Your Company can provide a copy of any document in lieu of so describing it.

16.	All terms not defined herein shall have their ordinary meaning, unless such terms are defined in CERCLA or RCRA, in which case the statutory definitions shall apply.

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REQUEST FOR INFORMATION
1.	a.	State the correct legal name and mailing address of your Company.
b.	State the name(s) and address (es) of the President, the Chairman of the Board and the Chief Executive Officer of your Company.

c.	If your Company is a subsidiary or affiliate of another corporation, or has subsidiaries, identify each such entity and its relationship to the Company, and state the name(s) and address(es) of each such entity’s President, Chairman of the Board and Chief Executive Officer.

d.	Identify the state and date of incorporation and the agent for service of process in the state of incorporation and in New Jersey for your Company and each entity identified in your response to question 1.c. above.
2.	Was your Company a subsidiary, division or branch of any other entity during some portion or all of the years from 1960 through to the present. If so, describe each such entity, its relationship to your Company and the relevant time period.
a.	Provide any former names of your Company dating back to 1960, and indicate the nature of the transaction that resulted in the name change.
3.	Describe, and provide all information and documents relating to, the transaction whereby your Company acquired American Creosoting Corporation in or about July of 1964 (“1964 Transaction”). Include a complete description of the stock, assets (including contracts) and liabilities purchased by your Company from American Creosoting Corporation, including those of, or pertaining to, American Creosoting Company and Federal Creosoting Company. Summarize any indemnification provisions contained in the documents that memorialized the 1964 Transaction. Summarize any litigation between your Company and Union Camp that arose from the 1964 Transaction.

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4.	EPA is aware that in 1956, Union Camp purchased certain assets from American Creosoting Company, including assets related to the Site (“1956 Transaction”). Describe the relationships between and among the companies involved in or affected, by the 1956 Transaction, including American Creosoting Corporation, Federal Creosoting Company and Union Camp, from the date of the transaction until the present time or an earlier termination. Provide any documentation concerning these relationships, including rosters of corporate officers, employees, and board members of the three entities, corporate by-laws of these entities, end-of-the-year accounting of profits and losses for these entities, the names of corporate bank accounts held jointly or individually by these entities and corporate income tax statements filed by these entities.
a.	Describe the activities of Federal Creosoting Company subsequent to the 1956 Transaction through to the present. Indicate the location, duration and sales revenues produced by any such activities, with a particular focus upon such activities at the Site and at a creosoting operation located on or near to McAlpine Street in Avoca, Pennsylvania (“Avoca Facility”). If Federal Creosoting Company is no longer in existence, describe, and enclose any documents related to, its dissolution, and indicate the disposition of its assets and liabilities.

b.	Describe the activities of American Creosoting Corporation subsequent to the 1956 Transaction through to-the present. Indicate the location, duration and sales revenues produced by any such activities, with a particular focus upon such activities at the Site and at the Avoca Facility. If American Creosoting Corporation is no longer in existence, describe, and enclose any documents related to, its dissolution, and indicate the disposition of its assets and liabilities.

c.	Describe the activities of Moss American, Inc., and any of its subsidiaries, successors, divisions or branches (“Moss American”) subsequent to the 1956 Transaction through to the present. Indicate the location, duration and sales revenues produced by any such activities, with a particular focus upon such activities at the Site and at the Avoca Facility. If

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Moss American is no longer in existence, describe, and enclose any documents related to, its dissolution, and indicate the disposition of its assets and liabilities.
5.	Describe, and provide all information and documents relating to, any interactions or transactions between and among your Company, American Creosoting Corporation, Federal Creosoting Company, Moss American and Union Camp, with a particular focus upon any such interactions or transactions that pertained to the Site or the Avoca Facility.
6.	Describe creosoting activities and conditions at the Site from approximately 1910 through to the 1964 Transaction, and indicate what entity or entities undertook these activities. Provide any historical Site maps or other Site descriptions containing information concerning the location of these creosoting activities and the types of structures and buildings utilized in these activities. In addition, describe, and note on the enclosed Site diagram, the location of any pits, lagoons, drainage channels, ponds, tanks or other structures or areas that contained, or may have contained creosote or creosote residues.
7.	Describe, and provide all information and documents relating to, the shut-down of creosoting activities at the Site. Indicate what entity or entities undertook these shut-down activities. Describe the steps taken to complete these activities, including those directed at destroying, burying or otherwise removing creosote or creosote residues, tanks, installations or other, related materials. Indicate if any such items or materials were put into use at a different creosoting facility, and if so, where and by what entity or entities.

8.	Describe, and provide all information and documents relating to, all releases or threatened releases of hazardous materials other than creosote at the Site both before and after the 1956 Transaction.

9.	Describe, and provide all information and documents relating to, purchases of creosote for use in wood-treating processes at the Site. Specifically, provide information concerning volumes of creosote purchases by year, beginning in the earliest year for which records or knowledge is available,

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and continuing through to the shut-down of activities at the Site.
10.	Describe, and provide all information and documents relating to, contracts or orders for the manufacture of products containing creosote. Specifically, identify the types and quantities of products that were creosoted or manufactured at the Site.
11.	Identify all individuals with knowledge of facts relating to the responses your Company has provided to this Request for Information. Identify each individual who assisted or was consulted or who answered on behalf of your Company in the preparation of its response to this Request for Information.
12.	a.	Do you have any additional information or documents which may help EPA identify other companies that may have been the source of the hazardous substances which came to be located at the Site? If so, please provide that information and those documents and identify the source(s) of your information.
b.	In addition, identify all individuals (other than those identified in your response to Question 11) who may have information or documents relating to the transportation or disposal of the hazardous substances or industrial wastes that came to be located at the Site.

Exhibit “A”

45

Sheet No 46
Lehigh Valley Railroad
313
310
315
316
317
318
319
Drive
Valerie
Louise
Road
Company
Railroad
Reading
East Camplain
Sheet No 24
Sheet No 25
Sheet No 23
Sheet No 22
Sheet No 17
Sheet No 13
S Main Street
South St
Dakota St
Washington Ave
N Park St
N Bank St
N Reading St
N Dakota St
N Weiss St
N Arlington St
Part of
George J. Terwilliger, Jr. P.E.&L.S.
Boro. Engr. Mar. 1954 — Dec. 1956
Tax Map
Borough of Manville
Somerset Co. N.J.

45